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                                                                  Exhibit  10.49


                 BRIGHTSTAR CORP. COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the "Committee") is to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of Brightstar Corp., and to recommend to the Board a compensation program for outside members of the Board.

APPOINTMENT, MEMBERSHIP AND ORGANIZATION

The Compensation Committee will consist of at least three (3) independent members of the Board. The Committee's members are appointed by the Board. The Board decides the Committee's exact number and can at any time remove or replace a Committee member. Each of the Committee members will meet the requirements of:

         o        The Nasdaq Stock Market

         o        Section 162(m) of the Internal Revenue Code of 1986

         o Rule 16b-3 adopted by the SEC under Section 16 of the Securities Exchange Act of 1934

         o        Any other requirements imposed by applicable law

The Board may designate one of the Committee members as the Chair of this Committee. The Committee may also form and delegate authority to subcommittees as the Committee may deem appropriate.

RESPONSIBILITIES AND AUTHORITY

The Compensation Committee will have the following powers and responsibilities:

         o Review and recommend to the Board the approval of all compensation and benefit plans, including stock options, for the chief executive officer and executive officers of Brightstar Corp. In advance of approval of incentive compensation awards or changes to base salary, the Committee will review the executive officer's performance against Brightstar Corp.'s performance and individual goals

         o Review and recommend to the Board compensation programs for outside directors

         o Review and approve the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between Brightstar Corp. and its executive officers

         o Review and approve performance goals for Brightstar Corp.'s executive officers

         o Review and approve policies and procedures relating to the perquisites and expense accounts of Brightstar Corp.'s executive officers

         o Provide oversight of Brightstar Corp.'s overall compensation plans and benefit programs (including reviewing Brightstar Corp.'s overall employee compensation philosophy, reviewing the budget and structure of employee variable cash compensation plans and reviewing the budget and structure of employee equity compensation plans), and make recommendations to the Board with respect to improvements to such plans or the adoption of new plans

         o Interpret Brightstar Corp.'s 2004 Stock Incentive Plan (the "Plan"), establish and modify administrative rules for the Plan and set terms, conditions, and restrictions on stock options, stock grants and other awards made under the Plan




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         o        Review plans for the development, retention and replacement of executive officers of Brightstar Corp. Periodically review executive succession plans and executive education and development plans

         o Review annually with the Board the performance of the chief executive officer of Brightstar Corp.

         o Evaluate the competitiveness of the compensation of the chief executive officer and the other executive officers, and of Brightstar Corp.'s overall compensation plan

         o Create and approve an annual Management Compensation Committee Report for Shareholders to be included in Brightstar Corp.'s annual proxy statements

         o The Committee shall, from time to time, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval

         o Review annually the Committee's own performance against responsibilities outlined in this Charter and as otherwise established by the Board

In performing its responsibilities, the Committee will have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

MINUTES AND MEETINGS

The Compensation Committee will meet at least twice annually and will hold additional meetings as necessary or appropriate to carry out its responsibilities. The Chairperson will preside at each meeting of the Committee and, in consultation, with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Committee will keep minutes of its meetings and shall make regular reports to the Board on its activities. Such reports will generally be made after each Committee meeting or at such other times as the Committee may deem appropriate.

DISCLOSURE OF CHARTER

This Charter will be made available on Brightstar Corp.'s website at WWW.BRIGHTSTARCORP.COM.